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                                                                    EXHIBIT 10.7




                    BISHOP INDEMNIFICATION ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (this "Agreement") dated November 27, 1996 is among Hicks, Muse, Tate & Furst Equity Fund III, L.P., a Delaware limited partnership (the "Buyer"), Atrium Corporation, a Delaware corporation (the "Company"), Atrium Companies, Inc., a Delaware corporation ("Fojtasek"), Howard
S. Saffan in his capacities as Bishop Indemnitor Representative under the Purchase Agreement (hereinafter defined), Seller Representative under the Bishop Purchase Agreement (hereinafter defined) and Bishop Holder Representative under the Bishop Exchange Agreement (hereinafter defined) and the Buy-Sell Agreement (hereinafter defined) (the "Bishop Indemnitor Representative"), and Citibank N.A., a national banking association with its headquarters in New York City, New York (the "Escrow Agent").


                                    RECITALS

         A. Pursuant to the Stock Purchase Agreement dated as of November 7, 1996 (the "Purchase Agreement"), by and among HMTF Acquisition Corp (whose interests under the Purchase Agreement have been assigned to Buyer and HM3 Coinvestors, L.P.), the Company and the Selling Securityholders named therein (including Howard S. Saffan, Leslie Goldbloom and Kevin Schumacher (collectively, the "Bishop Indemnitors")), the Company has agreed to issue and sell to Buyer and HM3 Coinvestors, L.P., and Buyer and HM3 Coinvestors, L.P. have agreed to purchase from the Company (the "Purchase"), 32,000,000 shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), upon the terms and conditions set forth in the Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement.

         B. Pursuant to the Purchase Agreement, the Bishop Indemnitors have agreed to indemnify and hold the Buyer Indemnified Parties (as defined in the Purchase Agreement) harmless from and with respect to certain Buyer Indemnified Costs (as defined in the Purchase Agreement).

         C. Fojtasek is the surviving corporation of a merger of Fojtasek Companies, Inc., a Texas corporation, with and into FCI Holding Corp., a Delaware corporation.

         D. Pursuant to (i) the Stock Purchase Agreement dated as of August 22, 1996 (the "Bishop Purchase Agreement") by and among Fojtasek (as successor by merger to Fojtasek Companies, Inc.) and the Bishop Indemnitors, and (ii) the Securities Exchange Agreement (the "Bishop Exchange Agreement," and collectively with the Bishop Purchase Agreement, the "Bishop Agreements") dated as of August 22, 1996 by and among the Company, Fojtasek (as successor by merger to Fojtasek Companies, Inc.), the Bishop Indemnitors and the FCI Holders (as defined in the Bishop Exchange Agreement), the Bishop Indemnitors have agreed to indemnify and hold Atrium, Fojtasek, the FCI Holders and each of the Companies (as defined in the Bishop Purchase Agreement) (collectively, the "Bishop Indemnitees") harmless from and with respect to certain Losses (as defined in Section 13.1 of the Bishop Purchase Agreement and Section 11.1 of the Bishop Exchange Agreement, and, collectively with the Buyer Indemnified Costs, the "Costs").

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         E.      In order to secure the indemnification obligations of the
Bishop Indemnitors to the Bishop Indemnitees under the Bishop Agreements, the Company, Fojtasek (as successor by merger to Fojtasek Companies, Inc.), the Bishop Indemnitors and Bingham, Dana & Gould LLP entered into the Buy-Sell Agreement dated as of September 30, 1996 (the "Buy-Sell Agreement"), pursuant to which certain shares of capital stock owned by the Bishop Indemnitors were delivered to Bingham, Dana & Gould LLP and held by Bingham, Dana & Gould LLP pursuant to the terms thereof. The Company, Fojtasek, the Bishop Indemnitors and Bingham, Dana & Gould LLP have entered into the Amendment to Buy-Sell Agreement made the date hereof (the "Buy-Sell Amendment"), pursuant to which such parties have agreed, among other things, that $3,000,000 which would otherwise be received by the Bishop Indemnitors pursuant to the Purchase Agreement shall be delivered to the Escrow Agent to be held, administered and disposed of in accordance with the terms and conditions set forth in this Agreement.

         F. It is a condition precedent to the consummation of the Purchase that the Buyer, the Company, Fojtasek, the Bishop Indemnitor Representative, on behalf of the Bishop Indemnitors, and the Escrow Agent execute and deliver this Agreement.


                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the recitals and of the respective agreements and covenants set forth herein and in the Purchase Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         Section 1. Establishment of Atrium Escrow Account. At the Closing (as defined in the Purchase Agreement), the Company will, and the Bishop Indemnitor Representative hereby instructs the Company to, deliver to the Escrow Agent $3,000,000 in cash (the "Escrow Property") by wire transfer of immediately available funds to an account designated by the Escrow Agent as the "Bishop Escrow Account." The Escrow Property shall be held, administered and disposed of by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

         Section 2.       Investment of Proceeds of Escrow Property.

                 (a) The Escrow Agent shall from time to time invest and reinvest the Escrow Property, if any, in the Pacific Horizon Treasury Only Fund, or in such other of the following investments as the Buyer and the Bishop Indemnitor Representative may from time to time elect by joint notice in writing ("Permitted Investments") from each of the following persons to the Escrow Agent: Lawrence D. Stuart, Jr., on behalf of the Buyer, and the Bishop Indemnitor Representative.

                          (i) Any U.S. Government or U.S. Government Agency security;

                          (ii)    Any commercial paper rated A1/P1 or better;





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                          (iii)   Any certificate of deposit or time deposit in
                                  any bank with a long-term debt rating of A or better from Moody's or Standard & Poor's;

                          (iv) The Citibank Insured Money Market Deposit Account; or

                          (v) The following institutional money market funds:

                                  (1)      Dreyfuss Treasury Cash Management
                                           Fund
                                  (2)      Provident T-Fund Dollar Account
                                  (3)      Federated Treasury Obligations Fund
                                  (4)      AIM Treasury Portfolio

                 (b) Any interest or other income received on such investment and reinvestment of the Escrow Property shall be set aside and distributed as provided in Section 2(d).

                 (c) The Escrow Agent will act upon investment instructions the day that such instructions are received, provided the requests are communicated within a sufficient amount of time to allow the Escrow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next business day, and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest Escrow Property on the day the instructions are received. The Escrow Agent shall not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure or delay in making of an investment or reinvestment, unless such error, failure or delay results from the Escrow Agent's gross negligence or willful misconduct, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith. As and when the Escrow Property or any portion thereof is to be released under this Agreement, the Escrow Agent shall cause the Escrow Property to be converted into cash, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith. None of the parties hereto shall be liable for any loss of principal or income due to the choice of Permitted Investments in which the Escrow Property is invested or the choice of Permitted Investments converted into cash pursuant to this Section 2(c).

                 (d) Except as otherwise provided herein, all interest, dividends and other income earned on the Escrow Property shall be distributed upon the termination of this Agreement pursuant to Section 16 in accordance with the joint written instructions received by the Escrow Agent and signed by each of the Bishop Indemnitor and Buyer. Subject to the provisions of Section 2(e) below, the Escrow Agent shall distribute to the Company, on a quarterly basis as of the last day of March, June, September and December, upon written demand of the Company, an amount equal to the product of the Effective Tax Rate (as defined below) times the taxable interest, dividends and other income earned on the Escrow Property for the quarter. For purposes of determining taxable interest, dividends and other income, the Escrow Agent shall provide an itemized report of all interest, dividends and other income earned on the Escrow Property for the quarter to the Buyer, the Company and the Bishop Indemnitor Representative at the close of business of the last day of the end of each such quarter, and the Company shall provide a summary to the Escrow Agent of all such income that is taxable. As used in this Agreement, the "Effective Tax Rate" shall mean the actual effective





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combined federal, state and local income tax rate applicable to the Company as reasonably computed and provided to the Escrow Agent by the Company.

                 (e) For tax purposes, the Escrow Property shall be deemed property of the Company and all interest, dividends and other income earned on the Escrow Property shall be the income of the Company. The Company and the Bishop Indemnitors shall file Tax Returns and the Escrow Agent shall file a Form 1099 consistent with such treatment. In the event that the Internal Revenue Service or any other governmental authority successfully claims that the interest, dividends and other income earned on the Escrow Property is taxable to the Bishop Indemnitor Representative or any of the Bishop Indemnitors for a taxable period, the Company shall promptly pay to the Bishop Indemnitor Representative or such Bishop Indemnitor all amounts paid by the Escrow Agent to the Company pursuant to Section 2(d) for such taxable period, plus interest on such amounts at the rate specified by section 6621(a)(2) of the Code and corresponding provisions of applicable state and local laws to the extent such interest has been received by or credited to the Company, and the Company shall thereafter no longer have any right to receive payments under
Section 2(d).

         Section 3. Release of the Escrow Property to Indemnitees. The Escrow Agent shall disburse to the Buyer (for its own account or for the account of any Indemnitee, as defined in Section 8) such portion of the Escrow Property as instructed pursuant to this Section 3, which amount Buyer agrees to use, or to deliver to such Indemnitee to use, to pay the Costs for which the Indemnitee is entitled to be indemnified pursuant to Article X of the Purchase Agreement, Section 13 of the Bishop Purchase Agreement or Section 11 of the Bishop Exchange Agreement, as the case may be. Payment shall be made not more than three business days after: (a) the delivery to the Escrow Agent of joint written instructions signed by the Buyer and the Bishop Indemnitor Representative specifying an amount to be paid to an Indemnitee or (b) the delivery to the Escrow Agent and the Bishop Indemnitor Representative of a copy of a Final Determination (as defined below) establishing the Indemnitee's right to reimbursement with respect to such Costs. A "Final Determination" shall mean a final non-appealable judgment of a court of competent jurisdiction, accompanied by an opinion of counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that such judgment is a Final Determination.

         Section 4. No Distribution of Expenses. Neither the Bishop Indemnitor Representative, Buyer nor the Company shall be entitled to reimbursement out of the Escrow Property for any costs and expenses incurred by them in connection with exercising their rights or performing their duties under this Agreement.

         Section 5. Segregation of the Fund. (a) (i) Notwithstanding any other provision of this Agreement to the contrary, from and after such time as the Escrow Agent shall receive notification that the aggregate amount of Buyer Indemnified Costs (as defined in the Purchase Agreement) with respect to all Buyer Claims (as defined in Section 8) asserted by the Indemnitees exceeds the Minimum Loss (as defined in the Purchase Agreement), the Escrow Agent shall segregate from the Bishop





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Escrow Account and transfer into a separate account maintained by the Escrow
Agent for the benefit of the Company, the Buyer and the Bishop Indemnitors (the "Buyer Pending Claims Account") the portion of the Escrow Property that may be necessary to satisfy in full all Buyer Pending Claims (as defined below) in excess of the Minimum Loss, and shall hold such portion in accordance with this
Section 5; provided, that the Escrow Agent shall segregate from the Bishop Escrow Account and transfer to the Buyer Pending Claims Account any portion of the Escrow Property which an Indemnitee asserts in a written notice is necessary to satisfy any Unlimited Claim, regardless of whether such amount exceeds the Minimum Loss. "Buyer Pending Claims" shall mean unresolved Buyer Claims that are the subject of Claim Notices delivered under Section 8(d).

                 (ii) Notwithstanding any other provision of this Agreement to the contrary, from and after such time as the Escrow Agent shall receive notification that the aggregate amount of Losses (as defined in Section 13.1 of the Bishop Purchase Agreement and Section 11.1 of the Bishop Exchange Agreement) with respect to all Fojtasek Claims (as defined in Section 8) asserted by the Indemnitees exceeds the limitations as to amount set forth in (x) Section 13.5(a) of the Bishop Purchase Agreement, or (y) Section 11.6(b) of the Bishop Exchange Agreement, as the case may be, the Escrow Agent shall segregate from the Bishop Escrow Account and transfer into a separate account maintained by the Escrow Agent for the benefit of the Company and the Fojtasek Indemnitees (the "Fojtasek Pending Claims Account", and collectively with the Buyer Pending Claims Account, the "Pending Claims Accounts") the portion of the Escrow Property that may be necessary to satisfy in full all Fojtasek Pending Claims (as defined below) in excess of such limitations, and shall hold such portion in accordance with this Section 5; provided, that the Escrow Agent shall segregate from the Bishop Escrow Account and transfer to the Fojtasek Pending Claims Account any portion of the Escrow Property which an Indemnitee asserts in a written notice to the Escrow Agent are necessary to satisfy any Bishop Agreements Unlimited Claim or Cash Tax Claim, regardless of whether such amount exceeds the limitations as to amount described in this sentence. "Fojtasek Pending Claims" shall mean unresolved Fojtasek Claims that are the subject of Claim Notices delivered under Section 8(d). "Buyer Pending Claims" and "Fojtasek Pending Claims" are some times collectively referred to as "Pending Claims."

                 (b)      Any portion of the Escrow Property segregated under
Section 5(a) shall continue to be segregated by the Escrow Agent until the Escrow Agent is directed to release such Escrow Property by (i) written instructions signed by the Buyer and the Bishop Indemnitor Representative instructing the Escrow Agent how to pay all or any portion of such segregated Escrow Property or (ii) a copy of a Final Determination establishing the Indemnitee's or the Bishop Indemnitor Representative's right to reimbursement under Section 8. The Escrow Agent shall be entitled to rely conclusively on the written advice of counsel to the Buyer or the Bishop Indemnitor Representative, as the case may be, that the judgment delivered to the Escrow Agent pursuant to this Section 5(b) is a Final Determination. Notwithstanding the foregoing, if there is no Escrow Property remaining except the Escrow Property held in the Pending Claims Accounts, the Escrow Agent is authorized and directed to release from the Pending Claims Accounts any amount that is at the time necessary to make a payment required under Section 2.

         Section 6. Distribution of Escrow Property to Bishop Indemnitors. Not later than the second business day after March 30, 1998 (the "Expiration Date"), the Escrow Agent shall distribute from the Escrow Property, to the extent sufficient therefor, the Escrow Remainder in accordance with joint written instructions received by the Escrow Agent and signed by Buyer and the Bishop Indemnitor Representative. For purposes hereof, the "Escrow Remainder" shall mean an amount equal to $3,000,000 (plus accrued and undistributed earnings on the Escrow Property) minus the sum





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of (a) the total amount of Escrow Property that is then being segregated with respect to Pending Claims under Section 5 plus (b) the amount of any Escrow Property that was previously paid by the Escrow Agent to an Indemnitee with respect to Buyer Claims, plus (c) the amount of any Escrow Property that was previously paid by the Escrow Agent to an Indemnitee with respect to Fojtasek Claims, plus (d) the distributions prior to termination of this Agreement made pursuant to Section 2(d). Any amounts segregated with respect to Pending Claims shall be released as provided in Section 5(b).

         Section 7. Taxpayer Identification Numbers. The parties acknowledge that payment of any interest earned on the Escrow Property invested in this escrow, or the distribution of any other amounts under this escrow, will be subject to backup withholding penalties unless a properly completed Internal Revenue Service Form W-8 or W-9 certification is submitted to the Escrow Agent by the party entitled to receive such payment. Any Form W-8 or W-9 certification shall be submitted to the Escrow Agent on or before the date hereof.

         Section 8. Claims Against the Escrow Property. From and after the Closing, but subject to the conditions and limitations set forth in this Agreement, the Purchase Agreement and the Bishop Agreements, the Buyer Indemnified Parties, with respect to the Buyer Indemnified Costs, the Bishop Indemnitees, with respect to Losses, and their respective successors and assigns (collectively, the "Indemnitees") shall be entitled to reimbursement out of the Escrow Property for any and all (i) Buyer Indemnified Costs, as provided in Article X of the Purchase Agreement (each, a "Buyer Claim") and
(ii) Losses as provided in Section 13 of the Bishop Purchase Agreement and
Section 11 of the Bishop Exchange Agreement (each, a "Fojtasek Claim," and collectively with the Buyer Claims, the "Claims").

                 (a) Claims against the Escrow Property may be made by the Buyer, on its own behalf or on behalf of any other Indemnitee, for payment with respect to any Buyer Indemnified Costs or Losses, as the case may be. No person other than Buyer shall be permitted to make a claim on behalf of the Indemnitees against the Escrow Property for Buyer Indemnified Costs or Losses under this Section 8 unless Buyer provides written notice to Escrow Agent and the other parties hereto that Buyer has authorized another Indemnitee to make such claims.

                 (b) Buyer shall promptly notify the Bishop Indemnitor Representative and the Escrow Agent in writing (a "Claim Notice") of any sums which Buyer claims are subject to reimbursement out of the Escrow Property. Failure of Buyer to exercise promptness in such notification shall not amount to a waiver of such Claim unless the resulting delay materially prejudices the position of the Bishop Indemnitors with respect to such Claim. Such Claim Notice shall consist of a description of the Claim and specify each Indemnitee and the amount (which may be estimated) of the Claim in United States dollars.

                 (c) The Bishop Indemnitor Representative may contest the Claims specified in the Claim Notice (or any portion thereof) by giving Escrow Agent and Buyer written notice of such contest within ten days after receipt by the Bishop Indemnitor Representative of the Claim Notice from Buyer, which notice of contest shall include a statement of the grounds of such contest and shall state the amount of any such Claim by Buyer that the Bishop Indemnitor Representative does not dispute.





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                 (d)      Payment of any Claim for reimbursement to which the
Escrow Property is subject shall become due and payable as follows:

                          (i)     If, at 5:00 p.m.( Dallas, Texas time), on the
fifteenth business day after receipt by the Escrow Agent of a Claim Notice, the Escrow Agent has not received written notice from the Bishop Indemnitor Representative that the Bishop Indemnitor Representative contests the Claim (or portion thereof) pursuant to Section 8(c) above, the Claim (or the uncontested portion thereof) shall be paid by the Escrow Agent to the Indemnitee named in the Claim Notice;

                          (ii)    If the Bishop Indemnitor Representative
contests the Claim (or portion thereof) pursuant to Section 8(c) within fifteen business days after receipt by the Escrow Agent of a Claim Notice and the Claim (or portion thereof) is thereafter settled by written agreement of the Bishop Indemnitor Representative and Buyer, the amount provided in such written agreement shall, upon receipt by the Escrow Agent of a copy of such written agreement, be promptly paid by the Escrow Agent pursuant to the terms of such written agreement; and

                          (iii)   If the Bishop Indemnitor Representative
contests the Claim (or portion thereof) pursuant to Section 8(c) hereof within fifteen business days after receipt by the Escrow Agent of a Claim Notice and a Final Determination is thereafter entered with respect to such Claim (or portion thereof), such amount of the Final Determination shall be promptly paid by the Escrow Agent pursuant to the terms of such Final Determination.

                 (e) Notwithstanding any other provision in this Agreement, the Bishop Indemnitors shall be liable to the Buyer Indemnified Parties and the Bishop Indemnitees for no more than $3,000,000 in the aggregate for Buyer Indemnified Costs and Losses under the Bishop Agreements, except for
(x) Buyer Indemnified Costs arising from Unlimited Claims; and (y) Losses arising from Bishop Agreements Unlimited Claims and Cash Tax Claims.

         Section 9. Expiration of Claim for Reimbursement from Bishop Escrow Account. Any claim for reimbursement from the Bishop Escrow Account that is not asserted in writing by Buyer or any Indemnitee in a writing which is received by the Bishop Indemnitor Representative and the Escrow Agent prior to 5:00 p.m. (Dallas, Texas time) on the Expiration Date may not be asserted or pursued and shall be irrevocably waived, and neither Buyer nor any Indemnitee shall be entitled to make any claim for reimbursement with respect thereto.

         Section 10. Appointment of Bishop Indemnitor Representative. Howard S. Saffan has been appointed, pursuant to the Purchase Agreement and the Bishop Agreements, as the agent and representative of the Bishop Indemnitors.

         Section 11. Language Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by Buyer, the Company, Fojtasek and the Bishop Indemnitor Representative that:

                 (a) The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and shall not





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be required to invest any Escrow Property held hereunder except as directed in this Agreement. Uninvested Escrow Property held hereunder shall not earn or accrue interest.

                 (b) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

                 (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, Buyer, the Company and the Bishop Indemnitor Representative shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Property or any loss of interest incident to any such delays. This Section 11(c) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

                 (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                 (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

                 (f) The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company and the Bishop Indemnitors shall on a 50%/50% basis pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Escrow Property shall be subject to withholding regulations then in force with respect to United States taxes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of the Escrow Property and is not responsible for any other reporting. This Section 11(f) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.





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                 (g)      The Escrow Agent makes no representation as to the
validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

                 (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                 (i) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Property to any successor Escrow Agent jointly designated by the other parties hereto in writing or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrow Property until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a Final Determination.

                 (j) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

                 (k) In the event of any disagreement between the Buyer or any other Indemnitee and the Bishop Indemnitor Representative resulting in adverse claims or demands being made in connection with the Escrow Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Property until the Escrow Agent shall have received (i) a Final Determination directing delivery of the Escrow Property or (ii) a written agreement executed by the Buyer and the Bishop Indemnitor Representative directing delivery of the Escrow Property, in which event the Escrow Agent shall disburse the Escrow Property in accordance with such Final Determination or agreement. The Escrow Agent shall act on such Final Determination or agreement without further question.

                 (l) The compensation of the Escrow Agent (as payment in full) for the services to be rendered by the Escrow Agent hereunder shall be the amount of $4,000 at the time of execution of this Agreement and $3,000 annually thereafter to be paid by the Company and the Bishop Indemnitors on a 50%/50% basis, together with reimbursement for all reasonable and documented expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). All fees and expenses of the Escrow Agent hereunder, other than initial fee paid upon the execution hereof, shall, if not otherwise paid in accordance with the immediately preceding sentence, be paid first out of interest, dividends, and other income earned on the Escrow Property, if any, and then, to the extent of any shortfall, by the Company and the Bishop Indemnitors on a 50%/50% basis. Any fees or expenses of the Escrow Agent or its counsel which are not paid as provided for herein may be taken





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
from any property held by the Escrow Agent hereunder. It is understood that the Escrow Agent's fees may be adjusted from time to time to conform to its then current guidelines.

                 (m) The Buyer, the Company, Fojtasek and the Bishop Indemnitor Representative hereby irrevocably submit to the jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in New York City in any action or proceeding arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such a New York State or federal court. The other parties hereby consent to and grant to any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided herein above, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                 (n) This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party, except as provided in Section 11(i) with respect to a resignation by the Escrow Agent. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS RULE AS TO CONFLICTS OF LAW).

                 (o) This Agreement may only be modified by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

                 (p) The other parties hereto authorize the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it deems appropriate, including, but not limited to, the Depositary Trust Company and the Federal Reserve Book Entry System.

         Section 12. Notices. All notices, requests, consents or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given or delivered by any party (a) when received by such party if delivered by hand, (b) upon confirmation when delivered by telecopy (any communication delivered by telecopy shall be followed promptly with an original thereof), (c) within one day after being sent by recognized overnight delivery service, or (d) within three business days after being mailed by first-class mail, postage prepaid, and in each case addressed as follows:

                 (i) if to the Buyer, the Company, Fojtasek or to any other Indemnitee:

                          Lawrence D. Stuart, Jr.
                          Hicks, Muse, Tate & Furst Equity Fund III, L.P. 200 Crescent Court, Suite 1600
                          Dallas, Texas 75201
                          Facsimile: (214) 740-7313
                          with copies to:

                          Randall S. Fojtasek
                          Atrium Corporation
                          1341 West Mockingbird Lane, Suite 1200W
                          Dallas, Texas  75247

                          and

                          Michael D. Wortley
                          Vinson & Elkins L.L.P.
                          3700 Trammell Crow Center
                          2001 Ross Avenue
                          Dallas, Texas 75201
                          Facsimile: (214) 220-7716

                 (ii)     if to the Bishop Indemnitor Representative, to:

                          Howard S. Saffan
                          85 Beachside Avenue
                          Westport, Connecticut 06880

                          with copies to

                          John R. Fallon, Jr., Esq.
                          LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                          125 West 55th Street
                          New York, New York  10019
                          Facsimile:  (212) 424-8500

                          and to

                          Robert M. Wolf, Esq.
                          Bingham, Dana & Gould LLP
                          150 Federal Street
                          Boston, Massachusetts  02110
                          Facsimile:  (617) 951-8736

                 (iii)    if to the Escrow Agent, to:

                          Citibank N.A.
                          Corporate Trust/Escrow Administration
                          120 Wall Street, 13th Floor
                          New York, NY  10043
                          Telephone Number - (212) 412-6257
                          Fax Number - (212) 480-1614

                          Telex Numbers:
                          Foreign - 420392 FNC UI
                          Domestic - 127001 Citibank NYKB
                          Reference in Telex "Citiswitch - NYCTA"

                          Federal Reserve Fund Transfers:
                          Citibank, N.A.
                          111 Wall Street
                          New York, NY  10043

                          For credit to A/C 36855852
                          Escrow Administration Concentration Account for further credit(enter Account Number assigned)
                          Attn:  Jeff Zeiler
                          ABA Number:  0210-0008-9

Any party by written notice to the other parties pursuant to this Section 12 may change the address or the persons to whom notices or copies thereof shall be directed.

         Section 13. Waivers. Any waiver by any party hereto of any breach of or failure to comply with any provision of this Agreement by any other party hereto shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

         Section 14. Construction. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement. Unless otherwise stated, references to Sections and Exhibits are references to Sections and Exhibits of this Agreement.

         Section 15. Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than Buyer, the Company, the Indemnitees, the Bishop Indemnitor Representative, the Bishop Indemnitors and the Escrow Agent any rights or remedies under, or by reason of, this Agreement.

         Section 16. Termination. This Agreement shall terminate at the time of the final distribution by the Escrow Agent of all Escrow Property in accordance with the provisions of this Agreement.

         Section 17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

         Section 18. Waiver of Offset Rights. The Escrow Agent hereby waives any and all rights to offset that it may have against the Escrow Property including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses, damages, or other losses (collectively "Escrow Agent Claims") that the Escrow Agent may be otherwise entitled to collect from any party to this Agreement or any Bishop Indemnitor, other than Escrow Agent Claims arising under this Agreement.




              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        BUYER:

                                        HICKS, MUSE, TATE & FURST EQUITY FUND
III, L.P.

                                        By:      HM3/GP Partners, L.P.,
                                        its General Partner

                                        By:      Hicks, Muse GP Partners III,
L.P.
                                        its General Partner

                                        By:      Hicks, Muse Fund III
Incorporated,
                                        its General Partner


                                        By: /s/ JEFFRY S. FRONTERHOUSE
                                           -------------------------------------
                                           Jeffry S. Fronterhouse
                                           Vice President


                                        THE COMPANY:

                                        ATRIUM CORPORATION


                                        By: /s/ RANDALL S. FOJTASEK
                                           -------------------------------------
                                           Randall S. Fojtasek
                                           President


                                        FOJTASEK:

                                        ATRIUM COMPANIES, INC.


                                        By: /s/ RANDALL S. FOJTASEK
                                           -------------------------------------
                                           Randall S. Fojtasek
                                           President


                           [SIGNATURE PAGE TO BISHOP
                       INDEMNIFICATION ESCROW AGREEMENT]

                                        BISHOP INDEMNITOR REPRESENTATIVE:
                                             on behalf of the Bishop Indemnitors


                                        By: /s/ HOWARD S. SAFFAN
                                           -------------------------------------
                                           Howard S. Saffan


AGREED AND ACCEPTED:


Date:

CITIBANK, N.A.
ESCROW AGENT



By: /s/ ROBERT A. MASSIMILLO
   -------------------------
Name: Robert A. Massimillo
     -----------------------
Title: Senior Trust Officer
      ----------------------




                           [SIGNATURE PAGE TO BISHOP
                       INDEMNIFICATION ESCROW AGREEMENT]





                                      S-2